UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                         Date of Report: July 20, 2001


                           Sonic Jet Performance, Inc.
                           ---------------------------
             (Exact name of registrant as specified in its charter)



                                    Colorado
                                    --------
                 (State or other jurisdiction of incorporation)


Colorado                       0-22273                     84-1383888
--------                       -------                     ----------
(State or other                (Commission                 (IRS Employer
jurisdiction                   File Number)                Identification No.)
incorporation)


         15662 Commerce Lane, Huntington Beach, California       92649
         --------------------------------------------------      -----
         (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (714) 895-0944
                                                           --------------

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         None.


ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

         None.


ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         None.


ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         None.


ITEM 5.   OTHER EVENTS

Debts and amounts due to lenders and directors have been converted to 144D common stock at the rate of $1.25 for every share. Total stock issued in lieu of the above conversions is 5,543,169.

1. JNC Opportunity Fund, Ltd.       $3,069,699      2,455,759 shares
2. JNC Strategic Fund, Ltd.          1,930,311      1,731,449 shares
3. Sheikh Mohammed AL Rashid           808,871        697,097 shares
4. Albert Mardikian                     52,205         42,564 shares
5. MGS Grand Sport, Inc.                20,375         16,300 shares
6. Michel Attias                       250,336        600,000 shares
                                                    (settlement of legal case)

Stock certificates have been issued to this effect on June 29, 2001.

ITEM 6.   RESIGNATION OF DIRECTORS AND APPOINTMENT OF NEW DIRECTORS

Mr. Scott Ervin was appointed on June 20, 2001 as Director of the Company to fill the vacancy caused by the removal of Mr. Alan Weaver. He will hold the office until the next shareholders meeting.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial Statements of Businesses - None.
         (b)  Exhibits - None.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  July 20, 2001                       SONIC JET PERFORMANCE, INC.



                                           By:   /s/ Albert Mardikian
                                                --------------------------------
                                                    CEO